UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 16, 2017

Date of Report (Date of earliest event reported)

QUANTUMSPHERE, INC.

(Exact name of registrant as specified in its charter)

000-53913

(Commission File Number)

Nevada	20-3925307
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2905 Tech Center Drive, Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

714-545-6266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 14, 2017, QuantumSphere, Inc., a Nevada corporation (the “Registrant”), entered into a Securities Purchase Agreement (the “March 2017 Securities Purchase Agreement”) with a certain accredited investor (the “Investor”) pursuant to which the Registrant issued a 12% convertible promissory note in the original principal amount of forty-eight thousand dollars ($48,000) (the “March 2017 Note”). The March 2017 Note consists of (i) forty-five thousand dollars ($45,000) of cash investment and (ii) three thousand dollars ($3,000) of legal fee and due diligence fee.

The March 2017 Note shall bear simple interest at the rate of twelve percent (12%) per annum and will mature on December 30, 2017. The default interest rate on the March 2017 Note is twenty-two percent (22%) per annum. All interest shall accrue and be payable at maturity in the form of cash unless the Investor options to convert the accrued interest into common stock. The March 2017 Note is convertible into common stock at any time beginning one hundred eighty (180) days following the date of the note and ending on the later of (i) the maturity date and (ii) the date of payment of the default amount. The conversion price will be sixty percent (60%) of the market price, defined as the average of the lowest three (3) trading prices for the common stock on the OTCQB during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date.

The foregoing description of the March 2017 Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1, which is attached hereto and which is incorporated herein its entirety by this reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

ITEM 8.01 OTHER EVENTS

As of the date of this filing, approximately $628,000 in June 2016 notes payable and accrued interest have been converted at a discount to common stock, and approximately $271,000, held by an affiliate, remain to be converted at a discount to common stock.

As of the date of this filing, approximately $2.0 million in other notes payable and accrued interest remain that the Company intends to pursue conversion to common stock at a yet to be determined price.

As of the date of this filing, approximately $334,000 in secured notes payable and accrued interest remain that will not be converted into common stock

ITEM 9.01 FINANCIAL STATEMENTS AND EXHBITS

Exhibit No.	Description

10.1	March 2017 Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUMSPHERE, INC.

Date: March 16, 2017	By:	/s/ Kevin D. Maloney
	Name:	Kevin D. Maloney
	Title:	President and Chief Executive Officer